UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 9, 2012
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor, New York, New York 10036
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2012, Warren Resources, Inc. (“Warren”) consummated the exercise of its preferential rights to purchase and closed the purchase of certain additional natural gas and midstream assets from subsidiaries of Anadarko Petroleum Corporation (“Anadarko”) in the Atlantic Rim Project area, Washakie Basin, Wyoming. By exercising its preferential rights and closing this transaction with Anadarko (the “Asset Acquisitions”):

1.               Warren acquired 79% of Anadarko’s working interest in the Spyglass Hill Unit area within the Atlantic Rim Project, representing approximately 37,142 net leasehold acres and an approximate 32.8% additional total unit working interest therein, for a purchase price of $11.4 million, which increased its working interest in the entire unit from approximately 30.1% to 62.9%.

2.               Warren also acquired 26.5% of Anadarko’s interest in the Catalina Unit area within the Atlantic Rim Project, representing approximately 1,121 net leasehold acres and an approximate 5.2% additional total unit working interest therein, for a purchase price of $0.7 million, which increased its working interest in the entire unit area from approximately 16.9% to 22%.

3.               Lastly, Warren acquired 100% of Anadarko’s 50% interest in the gas gathering, compression and pipeline midstream assets within the Atlantic Rim Project for a purchase price of $4 million.  The midstream assets consist of gathering and compression equipment and a 59 mile long pipeline that transports gas from the gathering systems throughout the Spyglass Hill Unit area to the Wyoming Interstate Company (WIC) interstate gas transportation pipeline.

The Asset Acquisitions were consummated in accordance with three separate assignments and bills of sale with Anadarko dated as of October 9, 2012 (the “Assignment Agreements”), which grant, sell and convey the interests described above to Warren. This brief description of the Assignment Agreements is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Assignment Agreements which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3. Warren exercised its preferential rights to purchase Anadarko’s interests after Anadarko notified Warren that it had entered into an agreement to sell these assets to Double Eagle Petroleum Co. under a purchase and sale agreement dated August 16, 2012.

Warren financed the Asset Acquisitions with cash-on-hand and borrowings under its senior credit facility. Under the closing documents, Anadarko also nominated Warren as the successor operator of the midstream assets and the Spyglass Hill Unit, subject to obtaining the required votes from the working interest owners and approval by the Bureau of Land Management; both of which Warren anticipates receiving in the near future.

Item 7.01.   Regulation FD Disclosure

On October 15, 2012, Warren issued a press release to announce that it had closed the Asset Acquisitions.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Assignment and Bill of Sale (Spyglass Hill Unit) between Anadarko E&P Company, L.P. and Warren Resources, Inc. dated October 9, 2012

10.2*	Assignment and Bill of Sale (Catalina Unit) between Anadarko E&P Company, L.P. and Warren Resources, Inc. dated October 9, 2012

10.2*	Conveyance, Assignment and Bill of Sale between WGR Asset Holding Company LLC and Warren Energy Services, LLC dated October 9, 2012 for Midstream Assets

99.1	Press Release dated October 15, 2012

*The exhibits and schedules to the Assignments have been omitted pursuant to Item 601(b) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2012

WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ David E. Fleming
David E. Fleming,
Senior Vice President,
General Counsel & Secretary

Exhibit No.	Description

10.1*	Assignment and Bill of Sale (Spyglass Hill Unit) between Anadarko E&P Company, L.P. and Warren Resources, Inc. dated October 9, 2012

10.2*	Assignment and Bill of Sale (Catalina Unit) between Anadarko E&P Company, L.P. and Warren Resources, Inc. dated October 9, 2012

10.2*	Conveyance, Assignment and Bill of Sale between WGR Asset Holding Company LLC and Warren Energy Services, LLC dated October 9, 2012 for Midstream Assets

99.1	Press Release dated October 15, 2012

* The exhibits and schedules to the Assignments have been omitted pursuant to Item 601(b) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule.